                                                                     EXHIBIT 4.7


                            STRUCTURAL GENOMIX, INC.

                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

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                                                                               .

                               TABLE OF CONTENTS

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                                                                                       PAGE
SECTION 1.    GENERAL..............................................................    [ 2]

     1.1      Definitions..........................................................    [ 2]

SECTION 2.    REGISTRATION; RESTRICTIONS ON TRANSFER...............................    [ 3]

     2.1      Restrictions on Transfer.............................................    [ 3]

     2.2      Demand Registration..................................................    [ 5]

     2.3      Piggyback Registrations..............................................    [ 6]

     2.4      Form S-3 Registration................................................    [ 7]

     2.5      Expenses of Registration.............................................    [ 8]

     2.6      Obligations of the Company...........................................    [ 9]

     2.7      Termination of Registration Rights...................................    [10]

     2.8      Delay of Registration; Furnishing Information........................    [10]

     2.9      Indemnification......................................................    [10]

     2.10     Assignment of Registration Rights....................................    [13]

     2.11     Amendment of Registration Rights.....................................    [13]

     2.12     Limitation on Subsequent Registration Rights.........................    [13]

     2.13     "Market Stand-Off" Agreement; Agreement to Furnish Information.......    [13]

     2.14     Rule 144 Reporting...................................................    [14]

SECTION 3.    COVENANTS OF THE COMPANY.............................................    [14]

     3.1      Basic Financial Information and Reporting............................    [14]

     3.2      Inspection Rights....................................................    [15]

     3.3      Confidentiality of Records...........................................    [15]

     3.4      Reservation of Common Stock..........................................    [16]

     3.5      Proprietary Information and Inventions Agreement.....................    [16]

     3.6      Assignment of Right of First Refusal.................................    [16]

     3.7      Directors' Liability and Indemnification.............................    [16]

     3.8      Termination of Covenants.............................................    [16]

     3.9      Use of Proceeds......................................................    [16]

     3.10     Business Activity....................................................    [16]

     3.11     Compliance...........................................................    [16]

     3.12     Information for SBIC Investor........................................    [17]
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                                       i.

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                               TABLE OF CONTENTS
                                   (CONTINUED)

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                                                                                       PAGE
     3.13     Number of Holders of Voting Securities...............................    [17]

     3.14     Regulatory Problem...................................................    [17]

     3.15     Board Committees.....................................................    [17]

     3.16     Observer Rights......................................................    [18]

SECTION 4.    RIGHTS OF FIRST REFUSAL..............................................    [18]

     4.1      Subsequent Offerings.................................................    [18]

     4.2      Exercise of Rights...................................................    [18]

     4.3      Issuance of Equity Securities to Other Persons.......................    [18]

     4.4      Termination and Waiver of Rights of First Refusal....................    [19]

     4.5      Transfer of Rights of First Refusal..................................    [19]

     4.6      Excluded Securities..................................................    [19]

SECTION 5.    MISCELLANEOUS........................................................    [20]

     5.1      Governing Law........................................................    [20]

     5.2      Survival.............................................................    [20]

     5.3      Successors and Assigns...............................................    [20]

     5.4      Entire Agreement.....................................................    [20]

     5.5      Severability.........................................................    [20]

     5.6      Amendment and Waiver.................................................    [21]

     5.7      Delays or Omissions..................................................    [21]

     5.8      Notices..............................................................    [21]

     5.9      Attorneys' Fees......................................................    [21]

     5.10     Titles and Subtitles.................................................    [21]

     5.11     Additional Investors.................................................    [22]

     5.12     Counterparts.........................................................    [22]

     5.13     Termination of Prior Agreement.......................................    [22]

                                      ii.

                            STRUCTURAL GENOMIX, INC.

                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT


         This AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the "AGREEMENT") is entered into as of April 21, 2005, by and among STRUCTURAL GENOMIX, INC., a Delaware corporation (the "COMPANY"), and the investors listed on EXHIBIT A hereto (the "INVESTORS" and each individually, an "INVESTOR").

                                    RECITALS

         WHEREAS, certain of the Investors are purchasing shares of the Company's new Series B Preferred Stock (the "SERIES B STOCK"), pursuant to that certain Series B Preferred Stock Purchase and Recapitalization Agreement (the "PURCHASE AGREEMENT") of even date herewith (the "SERIES B FINANCING");

         WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement;

         WHEREAS, certain of the Investors currently hold shares of the Company's Common Stock issued upon conversion of the Company's previously outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (BRIDGE CONVERTED COMMON STOCK) in connection with the Company's 2004 secured bridge note financing (the "2004 BRIDGE FINANCING");

         WHEREAS, certain of the Investors who participated in the 2004 Bridge Financing currently hold shares of the Company's Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock (collectively, the "PRE-SERIES B CONVERSION PREFERRED STOCK");

         WHEREAS, in connection with the Series B Financing, all shares of Pre-Series B Conversion Preferred Stock will either be converted into shares of the Company's Common Stock or exchanged for shares of the Company's new Series A Common Stock (the "SERIES A STOCK");

         WHEREAS, the Company and the Investors who are parties to that certain Restated Investor Rights Agreement dated September 12, 2000, as amended by that First Amendment to Restated Investor Rights Agreement dated May 4, 2001 and that Second Amended to Restated Investor Rights Agreement dated July 27, 2004 (the "PRIOR AGREEMENT") desire to amend and restate the Prior Agreement in its entirety and accept the rights and covenants hereof in lieu of their rights and covenants thereunder; and

         WHEREAS, in connection with the consummation of the Series B Financing, the Company and the Investors have agreed to the registration rights, information rights, and other rights as set forth below.



                                       1.

         NOW, THEREFORE, in consideration of these premises and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


SECTION 1. GENERAL.

         1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  "HOLDER" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

                  "INITIAL OFFERING" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

                  "QUALIFIED OFFERING" means the closing of a firmly underwritten public offering of shares of the Common Stock of the Company at a per share purchase price of $5.00 (as adjusted for stock splits, dividends, combinations and the like) with net proceeds to the Company (after deduction of underwriters commission and expenses) of not less than $25 million.

                  "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  "REGISTRABLE SECURITIES" means the (a) Common Stock of the Company issued or issuable upon conversion of the Shares; (b) Bridge Converted Common Stock; (c) Common Stock of the Company issued or issuable upon conversion of the Conversion Securities (as those securities are defined in the Convertible Promissory Note issued by the Company to mHoldings Trust ("MHOLDINGS") dated December 21, 2001 (the "MILLENNIUM NOTE") (or in the event the Conversion Securities (as those securities are defined in the Millennium Note) consist of the Company's Common Stock, the Conversion Securities (as those securities are defined in the Millennium Note)); (d) Common Stock of the Company issued or issuable conversion of the Warrant Securities (or in the event the Warrant Securities consist of the Company's Common Stock, the Warrant Securities); and
(e) Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or



                                       2.

Rule 144 or sold in a private transaction in which the transferor's rights under
Section 2 of this Agreement are not assigned.

                  "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

                  "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                  "SEC" or "COMMISSION" means the Securities and Exchange Commission.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.

                  "SHARES" shall mean (a) the Series A Stock and Series B Stock now held or hereafter acquired by the Investors listed on EXHIBIT A hereto and their permitted assigns; (b) the Pre-Series B Conversion Preferred Stock held by the Investors listed on EXHIBIT A hereto and their permitted assigns; (c) the Company securities issuable upon exercise of the Warrant (the "Warrant Securities"); and (d) the Conversion Securities (as those securities are defined in the Millennium Note) issued pursuant to the Millennium Note to mHoldings (or its permitted assigns).

                  "SPECIAL REGISTRATION STATEMENT" shall mean a registration statement relating to any employee benefit plan or with respect to any corporate reorganization or other transaction under Rule 145 of the Securities Act.

                  "WARRANT" shall mean that certain warrant held by General Electric Capital Corporation dated March 9, 2000, as such may be amended from time to time.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.

         2.1 RESTRICTIONS ON TRANSFER.

                  (a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

                           (i) there is then in effect a registration statement
under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or


                                       3.

                           (ii) (A) the transferee has agreed in writing to be
bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                           (iii) Notwithstanding the provisions of paragraphs
(i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, (D) an affiliate that is actually controlled by or under common control with the Holder, or (E) to the Holder's family member or trust for the benefit of an individual Holder; provided that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

                  (b) Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                  (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

                  (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.



                                       4.

         2.2 DEMAND REGISTRATION.

                  (a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of at least sixty-six and two-thirds percent (66-2/3%) of the Registrable Securities (the "INITIATING HOLDERS") voting together as a single class that the Company file a registration statement under the Securities Act covering the registration of certain of such Registrable Securities, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, use its best efforts to effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

                  (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or
Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section
2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

                  (c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

                           (i) prior to the earlier of (A) December 31, 2006 or
(B) one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering;

                           (ii) after the Company has effected two (2)
registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

                           (iii) during the period starting with the date of
filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;



                                       5.

                           (iv) if within thirty (30) days of receipt of a
written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company's good faith intention to make a public offering, other than pursuant to a Special Registration Statement, within ninety (90) days;

                           (v) if the Company shall furnish to Holders
requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period; or

                           (vi) if the Initiating Holders propose to dispose of
shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below.

         2.3 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders in writing at least twenty (20) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                  (a) UNDERWRITING. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities in the above-described notice. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the



                                       6.

Company (other than a Holder) on a pro rata basis. No such reduction shall (i) reduce the securities being offered by the Company for its own account to be included in the registration and underwriting; or (ii) reduce the amount of securities of the selling Holders included in the registration below thirty-five percent (35%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

                  (b) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

         2.4 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                  (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                  (b) use best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

                           (i) if Form S-3 is not available for such offering by
the Holders, or

                           (ii) if the Holders, together with the holders of any
other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than one million dollars ($1,000,000), or



                                       7.

                           (iii) if within thirty (30) days of receipt of a
written request from any Holder or Holders pursuant to this Section 2.4, the Company gives notice to such Holder or Holders of the Company's good faith intention to make a public offering within sixty (60) days, other than pursuant to a Special Registration Statement, or

                           (iv) if the Company shall furnish to the Holders a
certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, or

                           (v) in any particular jurisdiction in which the
Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                  (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered within ninety (90) days after receipt of the request of the Holder or Holders. Registrations effected pursuant to this
Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.2 or 2.3, respectively.

         2.5 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under
Section 2.3 or Section 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section
2.2 or Section 2.4, as applicable, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which were ultimately included in such registration. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to
Section 2.2 or Section 2.4 to a demand registration.



                                       8.

         2.6 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

                  (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters



                                       9.

in an underwritten public offering, addressed to the underwriters, if any, (and with copies thereof provided to the Holders requesting registration of Registrable Securities), and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

         2.7 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 2 shall terminate and be of no further force and effect at the earlier of (a) five (5) years after the date of the Company's Initial Offering or (b) after the Company's Initial Offering, with respect to a particular Holder, at such time as (i) the Holder is entitled to sell all of its shares in any ninety (90) day period pursuant to SEC Rule 144 and (ii) the Holder owns less than one percent (1%) of the Registrable Securities.

         2.8 DELAY OF REGISTRATION; FURNISHING INFORMATION.

                  (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

                  (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

                  (c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if, due to the operation of subsection 2.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable. Where a registration requested pursuant to Section 2.2 or Section 2.4 is not completed because the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration, the request to initiate such registration shall not count against the number of requests permitted to be made pursuant to
Section 2.2 or 2.4. Where a registration requested pursuant to Section 2.2 or
Section 2.4 is completed even though the number of shares of the anticipated aggregate offering price of the Registrable Securities to be included in the registration is less than the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration, the request to initiate such registration shall count against the number of requests permitted to be made pursuant to Section
2.2 or Section 2.4.

         2.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:



                                      10.

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and shareholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, legal counsel, underwriter or controlling person of such Holder.

                  (b) To the extent permitted by law, each Holder, severally and not jointly, will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the



                                      11.

indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the net proceeds from the offering received by such Holder.

                  (c) Promptly after receipt by an indemnified party under this
Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

                  (d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

                  (e) The obligations of the Company and Holders under this
Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation, unless such settlement (i) includes an unconditional release of



                                      12.

each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         2.10 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, affiliate that is actually controlled by or under common control with the Holder, general partner, limited partner, retired partner, member, shareholder or retired member of a Holder, (b) is a Holder's family member or trust for the benefit of an individual Holder, or (c) acquires at least twelve thousand six hundred forty-five (12,645) shares of Registrable Securities (as adjusted for stock splits and combinations); provided, however,
(i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

         2.11 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least sixty-six and two-thirds percent (66-2/3%) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, the Holders hereby agree to be bound by the provisions hereunder.

         2.12 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. Other than as provided in Section 5.11, after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights pari passu or senior to those granted to the Holders hereunder.

         2.13 "MARKET STAND-OFF" AGREEMENT; AGREEMENT TO FURNISH INFORMATION. Each Holder hereby agrees that such Holder shall not, without the prior consent of the managing underwriter, sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided that:

                  (a) such agreement shall apply only to the Company's Initial Offering; and

                  (b) all officers, directors, and founders of the Company and holders of at least one percent (1%) of the Company's voting securities enter into similar agreements.


                                      13.

         Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within fifteen (15) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 2.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by this Section 2.13.

         2.14 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                  (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

                  (b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

                  (c) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3. COVENANTS OF THE COMPANY.

         3.1 BASIC FINANCIAL INFORMATION AND REPORTING.

                  (a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

                  (b) So long as an Investor (with its affiliates) shall own not less than fifty thousand five hundred eighty-one (50,581) shares of Registrable Securities (as adjusted for stock



                                      14.

splits and combinations and recapitalizations) (a "MAJOR INVESTOR"), the Company will furnish each such Major Investor, as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty
(120) days thereafter, to the extent requested by such Major Investor, a balance sheet of the Company and statement of shareholder's equity, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

                  (c) The Company will furnish each Major Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within ninety (90) days thereafter, to the extent requested by such Investor a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

                  (d) The Company will furnish each Major Investor (i) at least fifteen (15) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and promptly after available, any subsequent revisions thereto); and (ii) as soon as practicable after the end of each month, and in any event within sixty (60) days thereafter, a balance sheet of the Company as of the end of each such month, and a statement of income and a statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

         3.2 INSPECTION RIGHTS. Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, including its books of account and records, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

         3.3 CONFIDENTIALITY OF RECORDS. Each Investor agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information to any partner, subsidiary or parent of such Investor for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of and agrees to comply with the confidentiality provisions of this Section 3.3.



                                      15.

         3.4 RESERVATION OF COMMON STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

         3.5 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. The Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement in the form substantially as attached to the Purchase Agreement.

         3.6 ASSIGNMENT OF RIGHT OF FIRST REFUSAL. In the event the Company elects not to exercise any right of first refusal or right of first offer the Company may have on a proposed transfer of any of the Company's outstanding capital stock pursuant to the Company's charter documents, by contract or otherwise, the Company shall, to the extent it may do so, assign such right of first refusal or right of first offer to each Investor. In the event of such assignment, each Investor shall have a right to purchase its pro rata portion (as defined in Section 4.1) of the capital stock proposed to be transferred.

         3.7 DIRECTORS' LIABILITY AND INDEMNIFICATION. The Company's Certificate of Incorporation and Bylaws shall provide for (a) elimination of the liability of director to the maximum extent permitted by law and (b) indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law.

         3.8 TERMINATION OF COVENANTS. All covenants of the Company contained in
Section 3 of this Agreement shall expire and terminate as to each Investor upon the earlier of (i) the effective date of the registration statement pertaining to the Initial Offering; or (ii) upon (a) the sale, lease or other disposition of all or substantially all of the assets of the Company or (b) an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction, provided that this Section 3.8(ii)(b) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company (a "CHANGE IN CONTROL").

         3.9 USE OF PROCEEDS. The proceeds from the issuance and sale of the Series B Stock pursuant to the Series B Purchase Agreement (the "PROCEEDS") shall be used by the Company for its growth, modernization or expansion. The Company shall provide each Investor which is a licensed Small Business Investment Company (an "SBIC INVESTOR") and the Small Business Administration (the "SBA") reasonable access to the Company's books and records for the purpose of confirming the use of Proceeds.

         3.10 BUSINESS ACTIVITY. For a period of one (1) year following the initial Closing under the Series B Purchase Agreement the Company shall not change the nature of its business activity if such change would render the Company ineligible as provided in 13 C.F.R. Section 107.720.

         3.11 COMPLIANCE. So long as any SBIC Investor holds any securities of the Company, the Company will at all times comply with the non-discrimination requirements of 13 C.F.R. Parts 112, 113 and 117.



                                      16.

         3.12 INFORMATION FOR SBIC INVESTOR. Within forty-five (45) days after the end of each fiscal year and at such other times as an SBIC Investor may reasonably request, the Company shall deliver to such SBIC Investor a written assessment, in form and substance satisfactory to such SBIC Investor, of the economic impact of such SBIC Investor's financing specifying the full-time equivalent jobs created or retained in connection with such investment, and the impact of the financing on the Company's business in terms of profits and on taxes paid by the Company and its employees. Upon request, the Company agrees to promptly provide each SBIC Investor with sufficient information to permit such Investor to comply with their obligations under the Small Business Investment Act of 1958, as amended, and the regulations promulgated thereunder and related thereto; provided, however, each SBIC Investor agrees that it will protect any information which the Company labels as confidential to the extent permitted by law. Any submission of any financial information under this Section shall include a certificate of the company's president, chief executive officer, treasurer or chief financial officer.

         3.13 NUMBER OF HOLDERS OF VOTING SECURITIES. So long as any SBIC Investor holds any securities purchased pursuant to the Stock Purchase Agreement or issued by the Company with respect thereto, the Company shall notify each SBIC Investor (i) at least 15 days prior to taking any action after which the number of record holders of the Company's voting securities would be increased from fewer than 50 to 50 or more; and (ii) of any other action or occurrence after which the number of record holders of the Company's voting securities was increased (or would increase) from fewer than 50 to 50 or more, as soon as practicable after the Company becomes aware that such other action or occurrence has occurred or is proposed to occur.

         3.14 REGULATORY PROBLEM. In the event that an SBIC Investor determines that it has a Regulatory Problem (as defined below), it shall have the right to transfer its shares of Series B Stock (or the Common Stock into which such shares are convertible) without regard to any restrictions on transfer set forth in this Agreement or the Series B Purchase Agreement (provided that the transferee agrees to become a party to each such agreement), and the Company shall take all such actions as are reasonably requested by such SBIC Investor in order to (i) effectuate and facilitate any transfer by it of any securities of the Company then held by it to any person designated by such SBIC Investor; (ii) permit such SBIC Investor (or any of its affiliates) to exchange all or any portion of any voting security then held by it on a share-for-share basis for shares of a nonvoting security of the Company, which nonvoting security shall be identical in all respects to the voting security exchanged for it, except that it shall be nonvoting and shall be convertible into a voting security on such terms as are requested by it in light of regulatory considerations then prevailing; and (iii) amend this Agreement, the Company's Certificate of Incorporation and Bylaws and to effectuate and reflect the foregoing. The parties to this Agreement agree to vote all of the Company's securities held by them in favor of such amendments and actions. For purposes of this Agreement, a "REGULATORY PROBLEM" means any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency that such SBIC Investor is not entitled to hold, or exercise any significant right with respect to, the Registrable Securities.

         3.15 BOARD COMMITTEES. Any committee of the Company's Board of Directors shall consist of at least one director selected by BAVP, L.P.



                                      17.

         3.16 OBSERVER RIGHTS. The Company shall invite a representative of BAVP, L.P., (whether or not BAVP, L.P. has a representative on the Board of Directors) to attend all meetings of its Board of Directors (and all committees thereof) in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other material that it provides to its directors; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar reasons. Such representative may participate in discussions of matters brought to the Board.

SECTION 4. RIGHTS OF FIRST REFUSAL.

         4.1 SUBSEQUENT OFFERINGS. Each Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section
4.6 hereof. Each Investor's pro rata share is equal to the ratio of (a) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "EQUITY SECURITIES" shall mean (i) any Common Stock, Preferred Stock or other security of the Company; (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security); (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security; or (iv) any such warrant or right.

         4.2 EXERCISE OF RIGHTS. If the Company proposes to issue any Equity Securities, it shall give each Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Investor shall have twenty
(20) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

         4.3 ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. If not all of the Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Investors who do so elect and shall offer such Investors the right to acquire such unsubscribed shares. The Investors shall have ten (10) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. If the Investors fail to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Investor's rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the



                                      18.

purchasers thereof than specified in the Company's notice to the Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Investors in the manner provided above.

         4.4 TERMINATION AND WAIVER OF RIGHTS OF FIRST REFUSAL. The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the effective date of the registration statement pertaining to the Company's Qualified OFFERING. The rights of first refusal established by this Section 4 may be amended, or any provision waived, with the written consent of Investors holding a majority of the Registrable Securities held by all Investors and the agreement of the Company, or as permitted by Section 5.6.

         4.5 TRANSFER OF RIGHTS OF FIRST REFUSAL. The rights of first refusal of each Investor under this Section 4 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.10.

         4.6 EXCLUDED SECURITIES. The rights of first refusal established by this Section 4 shall have no application to any of the following Equity
Securities:

                  (a) up to 3,100,000 shares (or such greater number of shares as may be approved in writing by the holders of a majority of the then outstanding shares of Series Preferred (as defined in the Company's Certificate of Incorporation), voting together as a single class) of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights), as adjusted for any stock dividends, combinations, splits, recapitalizations and the like, issued or to be issued after the Original Issue Date (as defined in the Company's Certificate of Incorporation) to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

                  (b) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board of Directors;

                  (c) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

                  (d) shares of Common Stock issued upon conversion of the Shares;

                  (e) any Equity Securities issued pursuant to any equipment leasing or loan arrangement, or debt financing from a bank or similar financial or lending institution approved by the Board of Directors;

                  (f) any Equity Securities that are issued by the Company pursuant to the Company's Qualified Offering;


                                      19.

                  (g) up to 200,000 shares (or such greater number of shares as may be approved in writing by the holders of a majority of the then outstanding shares of Series Preferred (as defined in the Company's Certificate of Incorporation), voting together as a single class) of Equity Securities issued after the Original Issue Date in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements, or (ii) technology transfer or development arrangements; provided that such strategic transactions and the issuance of shares therein, has been approved by the Company's Board of Directors; and

                  (h) any Series B Stock issued pursuant to the Purchase Agreement.

SECTION 5. MISCELLANEOUS.

         5.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

         5.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         5.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

         5.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

         5.5 SEVERABILITY. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had been excluded.



                                      20.

         5.6 AMENDMENT AND WAIVER.

                  (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least sixty-six and two-thirds percent (66-2/3%) of the Registrable Securities.

                  (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the Registrable Securities.

                  (c) Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company to include additional purchasers of Series B Stock as "INVESTORS," "HOLDERS" and parties hereto.

                  (d) For the purposes of determining the number of Holder or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

         5.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

         5.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or EXHIBIT A hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

         5.9 ATTORNEYS' FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         5.10 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.



                                      21.

         5.11 ADDITIONAL INVESTORS. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Preferred Stock pursuant to the Purchase Agreement or pursuant to the exercise of any warrant to purchase shares of Preferred Stock, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an "Investor" hereunder.

         5.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         5.13 TERMINATION OF PRIOR AGREEMENT. The Prior Agreement is hereby terminated in its entirety and restated herein. Such termination and restatement is effective upon the execution of this Agreement by the Company and the holders of sixty-six and two-thirds percent (66-2/3%) in interest of the Series A Stock and the holders of sixty-six and two-thirds (66-2/3%) in interest of the Series B Stock held by the Prior Investors outstanding as of the date of this Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and terminated in their entirety and shall have no further force and effect.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]



                                      22.

         IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

STRUCTURAL GENOMIX, INC.


Signature: /s/ Herbert G. Mutter
          -------------------------------------------


Print Name: Herbert G. Mutter
           ------------------------------------------


Title: CFO
      -----------------------------------------------

Address:   10505 Roselle Street
           San Diego, CA 92121



                 [AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE]

INVESTOR:
Investor Name:                           ATLAS VENTURE FUND IV, L.P.
              -------------------------
                                         ATLAS VENTURE PARALLEL FUND V-A, C.V.
Signature:  /s/ Axel Bicham              ATLAS VENTURE PARALLEL FUND IV-B, C.V.
            ---------------------------
            Name:  Axel Bicham           ATLAS VENTURE ENTREPRENEURS' FUND V,
            Title:  VP                   L.P.
                                         By:  Atlas Venture Associates IV, L.P.
Address:    890 Winter Street                 its general partner
            ---------------------------
            Waltham, MA 02451            By:  Atlas Venture Associates IV, L.P.
            ---------------------------       its general partner


INVESTOR:

Investor Name:  Prospect Venture Partners
                --------------------------

Print Name:  /s/ A.E. Barkas
             -----------------------

Title:  CFO
        ----------------------------

Address: 10505 Roselle Street
         San Diego, CA 92121


                 [AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE]

INVESTOR:

DLJ Capital Corporation

/s/ Vijay K. Lathi
------------------------------
By:   Vijay K. Lathi
Its:  Director



Sprout Capital VIII, L.P.
By: DLJ Capital Corporation
Its: Managing General Partner

/s/ Vijay K. Lathi
------------------------------
By:   Vijay K. Lathi
Its:  Director



Sprout Venture Capital, L.P.
By: DLJ Capital Corporation
Its: General Partner

/s/ Vijay K. Lathi
------------------------------
By:   Vijay K. Lathi
Its:  Director



DLJ ESC II, L.P.
By: DLJ LBO Plans Management Corporation
Its: General Partner

/s/ Vijay K. Lathi
------------------------------
By:   Vijay K. Lathi
Its:  Attorney In Fact



Investor Name: Index Ventures/Parallel Entrepreneur Fund (Jersey) LP
               Index Ventures/(Delaware) LP
               Index Ventures/(Jersey) LP

Signature: /s/   Katherine Wilson
           --------------------------
           Name: Katherine Wilson
           Title: Director      on behalf of Index Ventures Associates I Limited
                                as General Partner
Address:   No. 1 Seaton Place
           St. Helier, Jersey


                 [AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE]

Investor Name:    Index Ventures/GMBH & Co. KG

Signature: /s/   Katherine Wilson
           --------------------------
           Name: Katherine Wilson
           Title: Director      on behalf of Index Ventures I (SLP) Limited As
                                Special Limited Partner
Address:   No. 1 Seaton Place
           St. Helier, Jersey



Investor Name: Index Ventures Management SA
               on behalf of
               Index Employee Investment Plan

Signature: /s/   David Rimer
           --------------------------
           Name: David Rimer
           Title: Partner
Address:



Investor Name: Vulcan Ventures Inc.

Signature: /s/   W. Lance Conn
           --------------------------
           Name: W. Lance Conn
           Title: Executive Vice President
Address:   505 5th Ave. S., Ste. 900
           Seattle, WA 98104



ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership
by:   ARE-QRS CORP.,
      a Maryland corporation, general partner

By:   /s/ Joel S. Marcus
   ----------------------------------
      Joel S. Marcus
      Chief Executive Officer

Joel Marcus and Etsuko Mason
135 N. Los Robles Avenue, Suite 250
Pasadena, CA 91101
Telephone: 626-578-0777
jmarcus@labspace.com and emason@labspace.com


                 [AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE]

Investor Name: Walter Dec

Signature: /s/   Walter Dec
           --------------------------
           Name:
           Title:
Address:   8 Marigold Lane
           Califon, NJ  07830



Investor Name: Coleman Swenson Hoffman Booth IV L.P.
               By: Its General Partner,
                   CSHB Ventures IV L.P.

Signature: /s/   Larry H.  Coleman
           --------------------------
           Name:  Larry H. Coleman
           Title: General Partner
Address:   237 Second Avenue South
           Franklin, TN  37064-2649



Investor Name: Spring Creek Partners

Signature: /s/   Duane R. Bach
           --------------------------
           Name: Duane R. Bach
           Title: GP
Address:      330 Spring Creek Road
              Rockford, IL  61107



Investor Name: Scinet Development & Holdings, Inc.

Signature: /s/   John E. Lamier
           --------------------------
           Name: John E. Lamier
           Title: President
Address:   3000 Carew Tower, 441 Vine Street
           Cincinnati, OH  45202



Investor Name: Stelios Papadapoulous

Signature: /s/ Stelios Papadapoulous
           --------------------------
           Name:
           Title:
Address:   3 Somerset Drive South
           Great Neck, NY 11020


                 [AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE]

Investor Name: John P. Schmidt

Signature: /s/   John P. Schmidt
           --------------------------
           Name: John P. Schmidt
           Title:
Address:   11 Honey Lake Drive
           Princeton, NJ 08540



Investor Name: Peter N. Reikes

Signature: /s/   Peter N. Reikes
           --------------------------
           Name: Peter N. Reikes
           Title:
Address:   200 East 64th Street, Apt. 23A
           New York, NY 10021



Investor Name: Frederick Frank

Signature: /s/   Frederick Frank
           --------------------------
           Name:
           Title:
Address:   109 East 91st Street
           New York, NY 10128



Investor Name: BAVP, L.P.

Signature: /s/   Louis C. Bock
           --------------------------
           Name: Louis C. Bock
           Title: Managing Partner
Address:   950 Tower Lane, Ste. 700
           Foster City, CA  94404



Investor Name: George E. Rossmann

Signature: /s/   George E. Rossmann
           --------------------------
           Name: George E. Rossmann
           Title:
Address:   219 Rosalie Court
           Los Gatos, CA 95032


                 [AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE]

Investor Name:     Amerindo Technology Growth Fund II Inc.

Signature: /s/   Gary Tanaka
           ---------------------------
           Name: Gary Tanaka
           Title: Director
Address:   c/o Amerindo Investment Advisors Inc.
           Attn: David Mainser
           399 Park Avenue, 22nd Floor
           New York, NY 10022



Investor Name: K. Flynn McDonald

Signature: /s/   K. Flynn McDonald
           --------------------------
           Name: K. Flynn McDonald
           Title:
Address:   67 Parker Avenue
           San Francisco, CA  94118



Investor Name: MDS Life Sciences Technology Barbados Investment Trust

Signature: /s/   Gillian R. Jordan
           --------------------------
           Name: Gillian R. Jordan
           Title: Trustee
Address:



Investor Name: MDS Life Sciences Technology Fund USA, L.P.
               By MDS Capital USA (GP) Inc., General Partner

Signature: /s/   Thomas E. Willett
           --------------------------
           Name: Thomas E. Willett
           Title: Director
Address:



Investor Name: MDS Life Sciences Technology Fund Limited Partnership, by its
               General Partner, MDS Sciences Technology Fund (GP) Inc.

Signature: /s/   G. Bedell/Anthony Flynn
           -----------------------------
           Name: G. Bedell/Anthony Flynn
           Title: Secretary/Vice President
Address:   100 International Boulevard
           Toronto Ontario M9W 6J6


                 [AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE]

Investor Name: For and on behalf of Cardinal Investments Limited
               Director of SC (GP) Inc., General Partner of
               SC Biotechnology Development Fund L.P.

Signature: /s/   William Walmsley and John Ackerley
           --------------------------------------------
           Name: William Walmsley and John Ackerley
           Title: Directors
Address:



Investor Name: OrbiMed Associates

Signature: /s/   Carl Gordon
           --------------------------
           Name: Carl Gordon
           Title: Partner
Address:   767 Third Avenue
           New York, NY 10017



Investor Name: Caduceus Private Investments, L.P.

Signature: /s/   Carl Gordon
           --------------------------
           Name: Carl Gordon
           Title: Partner
Address:   767 Third Avenue
           New York, NY 10017



Investor Name: SGC Partner I LLC

Signature: /s/   Christopher A. White
           --------------------------------------
           Name: Christopher A. White
           Title: Director
Address:   1221 Avenue of the Americas
           New York, NY  10020



VECTOR LATER-STAGE EQUITY FUND II, L.P.
By: Vector Fund Management II, L.L.C.
Its: General Partner

By:   /s/ Barclay A. Phillips
   ----------------------------------
      Barclay A. Phillips
      Its: Managing Director


                 [AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE]

VECTOR LATER-STAGE EQUITY FUND II (QP), L.P.
By: Vector Fund Management II, L.L.C.
Its: General Partner

By:   /s/ Barclay A. Phillips
   ----------------------------------
      Barclay A. Phillips
      Its: Managing Director



Investor Name: William Buchanan

Signature: /s/   William Buchanan
           --------------------------
           Name: William Buchanan
           Title:
Address:


                 [AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE]

Investor Name: John P. Dunphy

Signature: /s/   John P. Dunphy
           --------------------------
           Name: John P. Dunphy
           Title:
Address:   202 Bristol Road
           Wellesley, MA 02481



Investor Name: Kim Fennebresque

Signature: /s/   Kim Fennebresque
           --------------------------
           Name: Kim Fennebresque
           Title:
Address:



Investor Name: James M. Hesburgh

Signature: /s/   James M. Hesburgh
           --------------------------
           Name: James M. Hesburgh
           Title: Managing Director
Address:



Investor Name: Meriwether F. Lewis

Signature: /s/   Meriwether F. Lewis
           --------------------------
           Name: Meriwether F. Lewis
           Title:
Address:



Investor Name: David M. Malcolm

Signature: /s/   David M. Malcolm
           --------------------------
           Name: David M. Malcolm
           Title:
Address:


                 [AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE]

Investor Name: Charles E. Mather

Signature: /s/   Charles E. Mather
           ---------------------------
           Name: Charles E. Mather
           Title:
Address:   115 Central Park W.
           New York, NY 10023



Investor Name: Abi Subramanian

Signature: /s/   Abi Subramanian
           --------------------------
           Name: Abi Subramanian
           Title:
Address:   1221 Avenue of the Americas
           New York, NY  10020



Investor Name: Rutter Investments L.P.

Signature: /s/   William J. Rutter
           --------------------------
           Name: William J. Rutter
           Title: General Partner
Address:   One Market, Suite 1475, Steuart Tower
           San Francisco, CA 94105



Investor Name: William J. Rutter Revocable Trust U/A/D 04/11/02

Signature: /s/   William J. Rutter
           --------------------------
           Name: William J. Rutter
           Title: General Partner
Address:   One Market, Suite 1475, Steuart Tower
           San Francisco, CA 94105



Investor Name: Andrej Sali

Signature: /s/   Andrej Sali
           --------------------------
           Name: Andrej Sali
           Title:
Address:   694-A De Haro Street
           San Francisco, CA 94105


                 [AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE]

Investor Name: Wayne A. Hendrickson

Signature: /s/   Wayne A. Hendrickson
           --------------------------
           Name: Wayne A. Hendrickson
           Title:
Address:



Investor Name: Barry Honig

Signature: /s/   Barry Honig
           --------------------------
           Name:
           Title:
Address:   14 Castle Road
           Irvington, NY 10533



Investor Name: GC&H Investments

Signature: /s/   John L. Cardoza
           --------------------------
           Name: John L. Cardoza
           Title: Executive Partner
Address:   One Maritime Plaza, #2000
           San Francisco, CA 94111



Investor Name: Ken A Dill

Signature: /s/   Ken A Dill
           --------------------------
           Name: Ken A Dill
           Title: Professor
Address:   P.O. Box 593
           Montara, CA 94037



Investor Name: Christopher S. Henney

Signature: /s/   Christopher S. Henney
           ---------------------------
           Name: Christopher S. Henney
           Title:
Address:   414 39th Ave. East
           Seattle, WA 98112


                 [AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE]

                                    EXHIBIT A

                              SCHEDULE OF INVESTORS


                      INVESTORS
---------------------------------------------
BAVP, L.P.
c/o BA Ventures Partners LLC
950 Tower Lane, Suite 700
Foster City, CA  94404

---------------------------------------------
AMERINDO TECHNOLOGY GROWTH FUND
II INC.
c/o Amerindo Investment Advisors Inc.
399 Park Avenue, 22nd Floor
New York, NY  10022

---------------------------------------------
K. FLYNN MCDONALD
67 Parker Avenue
San Francisco, CA  94118

---------------------------------------------
MDS LIFE SCIENCES TECHNOLOGY FUND
USA, L.P.
44 Whippany Road
Morristown, NJ  07960

100 International Boulevard
Toronto Ontario M9W 6J6
Canada

---------------------------------------------
MDS LIFE SCIENCES TECHNOLOGY
BARBADOS INVESTMENT TRUST
P.O. Box 261, Bush Hill
Bay Street
Bridgetown, Barbados

100 International Boulevard
Toronto Ontario M9W 6J6
Canada

---------------------------------------------
MDS LIFE SCIENCES TECHNOLOGY FUND
LIMITED PARTNERSHIP
100 International Boulevard
Toronto Ontario M9W 6J6
Canada



                                      A-1.

                      INVESTORS
---------------------------------------------
SC BIOTECHNOLOGY DEVELOPMENT
FUND LP
One Capital Place
P.O. Box 897 GT
Grand Cayman
British Cayman Islands

100 International Boulevard
Toronto Ontario M9W 6J6
Canada

---------------------------------------------
CADUCEUS PRIVATE INVESTMENTS, LP
767 Third Avenue, 30th Floor
New York, NY 10017

---------------------------------------------
ORBIMED ASSOCIATES, LLC
767 Third Avenue, 30th Floor
New York, NY 10017

---------------------------------------------
SGC PARTNERS I LLC
1221 Avenue of the Americas, 15th Floor
New York, NY  10020

---------------------------------------------
VECTOR LATER-STAGE EQUITY FUND II
1751 Lake Cook Road, Suite 350
Deerfield, IL  60015

---------------------------------------------
VECTOR LATER-STAGE EQUITY FUND
(Q.P.) II
1751 Lake Cook Road, Suite 350
Deerfield, IL  60015

---------------------------------------------
ATLAS VENTURE FUND IV, L.P.
890 Winter Street
Suite 320
Waltham, MA  02451

---------------------------------------------
ATLAS VENTURE PARALLEL FUND IV-A
C.V.
890 Winter Street
Suite 320
Waltham, MA  02451



                                      A-2.

                      INVESTORS
---------------------------------------------
ATLAS VENTURE PARALLEL FUND IV-B,
C.V.
890 Winter Street
Suite 320
Waltham, MA  02451

---------------------------------------------
ATLAS VENTURE ENTREPRENEURS' FUND
IV, L.P.
890 Winter Street
Suite 320
Waltham, MA  02451

---------------------------------------------
PROSPECT VENTURE PARTNERS, L.P.
435 Tasso Street, Suite 200
Palo Alto, CA  94301

---------------------------------------------
DLJ CAPITAL CORP.
3000 Sand Hill Road, Bldg 3, Suite 170
Menlo Park, CA  94025

---------------------------------------------
SPROUT CAPITAL VIII, L.P.
3000 Sand Hill Road, Bldg 3, Suite 170
Menlo Park, CA  94025

---------------------------------------------
SPROUT VENTURE CAPITAL, L.P.
3000 Sand Hill Road, Bldg 3, Suite 170
Menlo Park, CA  94025

---------------------------------------------
INDEX VENTURES I (JERSEY) L.P.
c/o Mourant & Co.
P.O. Box 87
22 Grenville Street
St. Helier
Jersey JE4 8PX
Channel Islands


                                      A-3.

                      INVESTORS
---------------------------------------------
INDEX VENTURES I (DELAWARE) L.P.
c/o Mourant & Co.
P.O. Box 87
22 Grenville Street
St. Helier
Jersey JE4 8PX
Channel Islands

---------------------------------------------
INDEX VENTURES I PARALLEL
ENTREPRENEUR FUND (JERSEY)
L.P.
c/o Mourant & Co.
P.O. Box 87
22 Grenville Street
St. Helier
Jersey JE4 8PX
Channel Islands

---------------------------------------------
INDEX VENTURES I GMBH & CO. KG
c/o Mourant & Co.
P.O. Box 87
22 Grenville Street
St. Helier
Jersey JE4 8PX
Channel Islands

---------------------------------------------
INDEX VENTURES MANAGEMENT SA on
behalf of INDEX EMPLOYEE INVESTMENT
PLAN
c/o Index Venture Management
2 rue de Jargonnant
1207 Geneva
Switzerland

---------------------------------------------
VULCAN VENTURES INC.
110 110th Avenue Northeast, Suite 550
Bellevue, WA  98004

---------------------------------------------
ALEXANDRIA REAL ESTATE EQUITIES
135 N. Los Robles Avenue, Suite 250
Pasadena, CA  91101



                                      A-4.

                      INVESTORS
---------------------------------------------
COLEMAN SWENSON HOFFMAN BOOTH
IV L.P.
237 Second Avenue South
Franklin, TN  37064

---------------------------------------------
SPRING CREEK PARTNERS
330 Spring Creek Road
Rockford, IL  61107

---------------------------------------------
SCINET DEVELOPMENT & HOLDINGS,
INC.
3000 Carew Tower
441 Vine Street
Cincinnati, OH  45202

---------------------------------------------
STELIOS PAPADAPOULOUS
3 Somerset Drive South
Great Neck, NY  11020

---------------------------------------------
PETER REIKES
200 East 64th Street, Apt. 23A
New York, NY 10128

---------------------------------------------
JOHN P. SCHMIDT
11 Honey Lake Drive
Princeton, NJ 08540

---------------------------------------------
DR. CHRISTOPHER S. HENNEY
414 39th Ave. East
Seattle, WA 98112

---------------------------------------------
FREDERICK FRANK
109 East 91st Street
New York, NY 10128

---------------------------------------------
DR. JOSHUA LEDERBERG
The Rockefellar University
Suite 115
1230 York Avenue
New York, NY  10021
(212) 327-7809


                                      A-5.

                      INVESTORS
-------------------------------------------------
DR. WAYNE HENDRICKSON
Columbia University
Department of Biochemistry & Molecular Biophysics
630 West 186th Street
New York, NY  10032
(212) 305-3456

-------------------------------------------------
DR. BARRY HONIG
Department of Biochemistry and
Molecular Biophysics
College of Physicians and Surgeons
Columbia University
New York, NY  10032
(212) 305-7970

-------------------------------------------------
GC&H INVESTEMENTS
One Maritime Plaza
20th Floor
San Francisco, CA  94111
Kenneth L. Guernsey Esq.
Jim Kindler
(415) 693-2000

-------------------------------------------------
WALTER DEC
8 Marigold Lane
Califon, NJ  07830
(908) 832-6323

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GEORGE E. ROSSMAN
658 High Street
Palo Alto, CA  943011
(650) 330-0775

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WILLIAM BUCHANAN
SG Cowen Securities Corporation
1221 Avenue of the Americas
New York, NY  10020
(212) 278-6000

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JOHN P. DUNPHY
202 Bristol Road
Wellesley, MA 02481


                                      A-6.

                      INVESTORS
---------------------------------------------
KIM FENNEBRESQUE
SG Cowen Securities Corporation
1221 Avenue of the Americas
New York, NY  10020
(212) 278-6000

---------------------------------------------
JAMES M. HESBURGH
SG Cowen Securities Corporation
1221 Avenue of the Americas
New York, NY  10020
(212) 278-6000

---------------------------------------------
MERIWETHER F. LEWIS
SG Cowen Securities Corporation
1221 Avenue of the Americas
New York, NY  10020
(212) 278-6000

---------------------------------------------
DAVID M. MALCOLM
SG Cowen Securities Corporation
1221 Avenue of the Americas
New York, NY  10020
(212) 278-6000

---------------------------------------------
CHARLES E. MATHER
SG Cowen Securities Corporation
1221 Avenue of the Americas
New York, NY  10020
(212) 278-6000

---------------------------------------------
ABI SUBRAMANIAN
SG Cowen Securities Corporation
1221 Avenue of the Americas
New York, NY  10020

---------------------------------------------
RUTTER INVESTMENTS L.P.
c/o Synergenics, LLC
One Market, Suite 1475
Steuart Tower
San Francisco, CA 94105


                                      A-7.

                      INVESTORS
---------------------------------------------
WILLIAM J. RUTTER REVOCABLE TRUST
c/o Synergenics, LLC
One Market, Suite 1475
Steuart Tower
San Francisco, CA 94105

---------------------------------------------
ANDREJ SALI
694-A De Haro Street
San Francisco, CA 94105

---------------------------------------------
KEN A DILL AND JOLAND SCHREURS
P.O. Box 0593
Montara, CA 94037



                                      A-8.